Exhibit 23.1

KPMG LLP
Chartered Accountants	Telephone	(403) 691-8000
2700 205 – 5th Avenue SW	Telefax	(403) 691-8008
Calgary AB T2P 4B9	Internet	www.kpmg.ca

Consent of Registered Public Accounting Firm

The Board of Directors of Magnum Hunter Resources Corporation

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-166756, 333-168161, 333-169651, 333-177486, 333-174879, 333-173757 and 333-172979) and on Form S-8 (Nos. 333-168802, 333-169814, 333-177488 and 333-171168) of Magnum Hunter Resources Corporation of our report dated January 9, 2012, with respect to the financial statements of Williston Hunter, Inc. as of and for the year ended December 31, 2010, which report appears in the Form 8-K of Magnum Hunter Resources Corporation dated January 13, 2012.

/s/  KPMG LLP

Chartered Accountants

Calgary, Canada

January 13, 2012

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative

(“KPMG International”), a Swiss entity.

KPMG Canada provides services to KPMG LLP.